UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 29, 2021

BEIGENE, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands

(Address of Principal Executive Offices) (Zip Code)

+1 (345) 949-4123

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited

*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on November 15, 2020, the Board of Directors (the “Board”) of BeiGene, Ltd. (the “Company” or “BeiGene”) approved a preliminary proposal for a public offering of the Company’s ordinary shares and listing of such shares on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange (the “STAR Offering”). The STAR Offering will be conducted within the PRC and such shares will be issued to and subscribed for by investors in Renminbi (“RMB”) in the PRC and listed and traded on the STAR Market in RMB (the “RMB Shares”). The RMB Shares will not be fungible with the ordinary shares of the Company listed on the Hong Kong Stock Exchange or with the American Depositary Shares (“ADSs”) representing the Company’s ordinary shares listed on the NASDAQ Global Select Market. The number of RMB Shares (including the over-allotment option) to be issued will not exceed 132,313,549 ordinary shares, representing no more than 10% of the sum of the total number of issued ordinary shares of the Company as of January 7, 2021 (the day before the date of the Board approval of the STAR Offering) and the total number of RMB Shares to be issued in the STAR Offering. Following approval by the Board, the Company submitted a listing application (the “Listing Application”) for the STAR Offering to the Shanghai Stock Exchange, which was prepared in accordance with the listing rules of the STAR Market and the applicable securities laws and regulations of the PRC (the “PRC Securities Laws”). On January 29, 2021, the Shanghai Stock Exchange notified the Company that the Listing Application had been accepted by the Shanghai Stock Exchange, and the Listing Application became available to the public on the website maintained by the Shanghai Stock Exchange.

The STAR Offering is expected to be conducted pursuant to a specific mandate to issue the RMB Shares (the “Specific Mandate”) to be sought from the shareholders of the Company at an extraordinary general meeting of the shareholders of the Company (the “EGM”). In addition, the consummation of the STAR Offering is subject to, among other things, market conditions, the approval of the shareholders of the Company at the EGM, and applicable regulatory approvals (the “Regulatory Approvals”).

Item 2.02. Results of Operations and Financial Condition.

As required by the PRC Securities Laws, the Listing Application contains additional financial information regarding the Company’s research and development expenses allocated by key products and other research and development projects for the years ended December 31, 2017, 2018 and 2019, and the nine months ended September 30, 2020 (the “Reporting Period”) prepared in accordance with the China Accounting Standards for Business Enterprises - Basic Standard and other applicable PRC accounting rules, guidance and interpretations (collectively, the “PRC GAAP”). As required by the PRC Securities Laws, the Listing Application also contained historical financial information of the Company for the Reporting Period prepared in accordance with the PRC GAAP. The PRC GAAP are different from the accounting principles generally accepted in the United States (“U.S. GAAP”). The financial information regarding the Company’s research and development expenses allocated by key products and other research and development projects for the Reporting Period prepared in accordance with U.S. GAAP as well as a summary of the material differences between PRC GAAP and U.S. GAAP are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On January 29, 2021, the Listing Application was accepted by the Shanghai Stock Exchange and became publicly available in Chinese language only on the website maintained by the Shanghai Stock Exchange at www.sse.com.cn. The Listing Application and the information contained on the Shanghai Stock Exchange’s website are not part of this Current Report on Form 8-K and shall not be deemed filed or furnished by the Company with the U.S. Securities and Exchange Commission (“SEC”), nor shall they be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act.

Additional information regarding the STAR Offering and related matters is summarized below.

The STAR Offering

The proposed terms for the STAR Offering are detailed as follows:

(1)	Nature of the RMB Shares

Shares to be subscribed for in RMB by target subscriber(s) (as stated below), to be listed on the STAR Market and traded in RMB, forming the same class as the existing ordinary shares listed on the Hong Kong Stock Exchange and maintained on the Company's Cayman register in Cayman Islands and on the Company’s Hong Kong register in Hong Kong (the “Offshore Shares”).

The RMB Shares will be ordinary shares ranking pari passu with the Offshore Shares, which are listed on the Hong Kong Stock Exchange with the same par value ($0.0001 each) and the same rights to voting and return on assets. The Company’s ADSs are listed on the NASDAQ Global Select Market. Each ADS represents 13 ordinary shares.

The RMB Shares and the Offshore Shares will be of the same class, but are not fungible with each other.

(2)	Size of the STAR Offering

The number of RMB Shares (including the over-allotment option) to be issued will not exceed 132,313,549 ordinary shares, representing no more than 10% of the sum of the total number of issued ordinary shares of the Company as of January 7, 2021 (the day before the date of the Board approval of the STAR Offering) and the total number of the RMB Shares to be issued in the STAR Offering. In compliance with the applicable laws and regulations of the PRC, an over-allotment option may be granted for such number of RMB Shares not exceeding 15% of that initially issued. If the over-allotment option is granted and exercised, the number of RMB Shares that may be issued under the over-allotment option shall be counted within the limit of 132,313,549 Shares.

The RMB Shares will all be new ordinary shares to be issued by the Company, and no conversion or sale of existing ordinary shares or ADSs will be involved.

(3)	Target subscribers

Qualified strategic investors, price consultation parties, as well as PRC natural persons, legal persons and other STAR Market investors who maintain stock accounts with the Shanghai Stock Exchange eligible for trading on the STAR Market, other than persons prohibited by applicable laws and regulations (including those of the Shanghai Stock Exchange).

If senior officers or employees of the Company participate in the strategic placement and subscribe for new shares publicly issued, the Company will comply with the requirements of relevant laws and regulations to timely complete relevant review procedures and other relevant necessary procedures, and disclose the details as legally required.

(4)	Method of issuance	The Company will adopt a combination of targeted allotment to strategic investors, offline placement with price consultations to qualified investors, and online priced issuance to public investors who hold non-locked up A-shares and non-locked up Chinese depositary receipts traded on the Shanghai Stock Exchange of certain market value.

(5)	Method of pricing

The Board or its designated pricing committee (the “Pricing Committee”) will work with the joint sponsors to determine the offer price through marketing and preliminary price consultations with potential investors and finalize the offer price in accordance with the PRC Securities Laws.

To ensure the offer price is in the best interests of the Company and its shareholders as a whole, the Board or the Pricing Committee and the sponsors will take into account a variety of factors in accordance with applicable laws and regulations, including Company conditions, comparable companies, trading price of Company securities and market conditions, when determining the final offer price.

If the offer price is lower than the trading price of the Company’s ADSs or ordinary shares traded on the NASDAQ or the Hong Kong Stock Exchange, the Board or the Pricing Committee will decide whether to proceed with the STAR Offering after considering market conditions, the Company’s capital needs and development strategies, the trading prices of comparable companies in the secondary market, and other relevant factors.

(6)	Joint sponsors	China International Capital Corporation Limited Goldman Sachs Gao Hua Securities Co. Ltd.

(7)	Principal terms of underwriting	Standby underwriting

(8)	Use of proceeds

Assuming net proceeds of RMB 20 billion (USD 3.1 billion), the net proceeds are intended to be used for (i) clinical development and research project (66%), (ii) research and development center construction (2%), (iii) bio-manufacturing plant construction (1%), (iv) sales and marketing force expansion (1%), and (v) replenishment of working capital (30%).

If the actual funds raised from the STAR Offering exceed the total investment needed for the aforesaid projects, the Company will apply the surplus to the principal business of the Company in accordance with procedures adopted by the Company in accordance with the relevant requirements. If there is any insufficiency in the actual funds raised from the STAR Offering to complete the projects, the Company will make up the shortfall using its own funds.

Prior to receiving the proceeds from the STAR Offering, the Company may support the implementation of the aforesaid projects with its own funds based on the actual progress of such projects. Upon receipt of the proceeds, the Company expects to use such proceeds to reimburse the funds previously committed and then to cover the outstanding investments needed for the aforesaid projects.

(9)	Distribution arrangements of accumulated profits before the issuance	The Company does not expect to have accumulated and undistributed profits prior to the completion of the STAR Offering; therefore the sharing of undistributed profits among existing and new registered shareholders after the STAR Offering is not applicable.

(10)	Place of listing of RMB Shares	The STAR Market.

(11)	Share registers

The RMB Shares will be registered on a separate register of members maintained in the PRC (the “PRC Register”) and managed by the China Securities Depository and Clearing Corporation Limited, the share registrar of the RMB Shares for the Company. The RMB Shares will not be registered on the register of members of the Company maintained in the Cayman Islands (the “Cayman Register”) or on the register of members of the Company maintained in Hong Kong (the “Hong Kong Register”, together with the Cayman Register, the “Offshore Registers”).

The Cayman Register and the Hong Kong Register will continue to be maintained in the Cayman Islands and Hong Kong, respectively, and will not include the details of the holders of RMB Shares.

Due to the current restrictions under laws, rules and regulations in the PRC, no movement of Shares will be allowed between the PRC Register and the Offshore Registers.

(12)	RMB Shares cannot be moved outside of the PRC or to the Offshore Registers	The RMB Shares will be subscribed for and traded in RMB and issued to investors in the PRC solely for trading on the Shanghai Stock Exchange. The RMB Shares will not be able to be moved outside of the PRC for trading in the United States, Hong Kong or any other jurisdictions or to the Offshore Registers.

(13)	Non-fungibility between the RMB Shares and the Offshore Shares	The RMB Shares and the Offshore Shares will not be fungible.

(14)	Valid period of the resolutions	The Board’s authorization for the STAR Offering is valid for a period of 12 months from January 8, 2021.

The issue of the RMB Shares pursuant to the STAR Offering is conditional upon:

(1)	market conditions;

(2)	the grant of the proposed Specific Mandate by the shareholders at the EGM; and

(3)	the receipt of necessary Regulatory Approvals for the STAR Offering.

Restated Articles

Subject to and conditional upon the approval of the STAR Offering under the Specific Mandate by the shareholders of the Company, a special resolution will be proposed at the EGM to approve proposed amendments to the Fifth Amended and Restated Memorandum and Articles of Association of the Company (the “Existing Articles”) to comply with the PRC Securities Laws and other regulations and make certain other amendments by way of adoption of a Sixth Amended and Restated Memorandum and Articles of Association of the Company (the “Restated Articles”) to replace the Existing Articles.

The Restated Articles will be subject to and only become effective upon the listing of the RMB Shares on the STAR Market. The details of the proposed amendments to the Existing Articles will be set out in a proxy statement/circular to be sent to the shareholders of the Company in connection with the EGM.

Application for Listing on STAR Market and Registration under the PRC Securities Laws

The Listing Application has been made to the Shanghai Stock Exchange by the Company. After the Shanghai Stock Exchange approves the Listing Application, an application will be made by the Company to the China Securities Regulatory Commission (the “CSRC”) for the registration of the RMB Shares under the PRC Securities Laws. The Company expects to make another application to the Shanghai Stock Exchange for the listing of, and permission to deal in, the RMB Shares on the STAR Market after the CSRC grants the registration and the public offering of the RMB Shares has been completed. The RMB Shares will not be listed on the Hong Kong Stock Exchange or the NASDAQ.

Shareholders’ Approval

The Company expects to convene the EGM to propose for consideration by its shareholders and seek their approval for the matters relating to the STAR Offering under the Specific Mandate and the Restated Articles. A proxy statement/circular for the EGM containing, among other things, details of the proposals, together with the notice of EGM will be sent to the shareholders of the Company in accordance with the requirements under the Existing Articles and applicable rules. Please note that in addition to the approval by the shareholders of the Company, the STAR Offering is also subject to market conditions and necessary Regulatory Approvals.

As the STAR Offering under the Specific Mandate is subject to, among other things, approval by the shareholders of the Company at the EGM, market conditions, and necessary Regulatory Approvals and thus may or may not proceed. Shareholders and potential investors of the Company should be aware that there is no assurance that the STAR Offering will materialize or as to when it may materialize. Shareholders and potential investors of the Company should exercise caution when dealing in the securities of the Company.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

BeiGene plans to file with the SEC and mail to its shareholders a proxy statement/circular for the EGM to approve the Specific Mandate and related matters (including the Restated Articles). The Proxy Statement will contain important information about BeiGene, the STAR Offering, the Specific Mandate and related matters (including the Restated Articles). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS AND SHAREHOLDERS OF BEIGENE ARE URGED TO READ THE PROXY STATEMENT/CIRCULAR REGARDING THE THE SPECIFIC MANDATE AND RELATED MATTERS (INCLUDING THE RESTATED ARTICLES) WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and shareholders will be able to obtain free copies of the proxy statement/circular and other documents filed with the SEC by BeiGene through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/circular from BeiGene by contacting BeiGene’s Investor Relations at ir@beigene.com.

BeiGene and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the EGM. Information regarding BeiGene’s directors and executive officers is contained in BeiGene’s Annual Report on Form 10-K for the year ended December 31, 2019 and its proxy statement/circular dated April 28, 2020, which are filed with the SEC. You can obtain free copies of these documents from BeiGene using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement/circular that will be filed with the SEC and available free of charge as indicated above.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the proposed STAR Offering and listing of RMB Shares on the STAR Market. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including the possibility that the conditions, including the approval of the Shareholders, market conditions and necessary Regulatory Approvals, will not be met and that BeiGene will be unable to consummate the STAR Offering; the possibility that BeiGene will not realize the expected benefits of the transaction; BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on BeiGene’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the SEC. All information in this Current Report is as of the date of this report, and BeiGene undertakes no duty to update such information unless required by law.

Shareholders and potential investors should note that a concrete plan for the STAR Offering is subject to approval of the shareholders at the EGM, as well as market conditions and Regulatory Approvals, and thus may or may not be implemented. Shareholders and potential investors of the Company should be aware that there is no assurance that the STAR Offering will materialize or as to when it may materialize. Shareholders and potential investors of the Company are advised to exercise caution when dealing in the securities of the Company.

Further announcement(s) or filings will be made by the Company in accordance with applicable laws and regulations on any material updates and progress in connection with the STAR Offering as and when appropriate. This Current Report is for information purposes only and does not constitute any invitation or offer to acquire, purchase or subscribe for the securities of the Company.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Financial Information, furnished herewith
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Financial Information, furnished herewith
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: January 29, 2021	By:	/s/ Scott A. Samuels
Name: Scott A. Samuels
Title: Senior Vice President, General Counsel